ZAGG, INC. REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS

Salt Lake City, Utah – May 10, 2010 – ZAGG Inc. (NASDAQ: ZAGG - News) (www.ZAGG.com), a leading producer of mobile electronics accessories including the popular invisibleSHIELD™ and ZAGGaudio™ brands, today announced financial results for the first quarter ended March 31, 2010.

•	Revenue for Q1 2010 was $8.8 million versus $8.1 million for Q1 2009, and $11.4 million for Q4 2009.

•	Adjusted EBITDA for Q1 2010 was $1.6 million or $0.07 per share versus $1.8 million or $0.09 for Q1 2009, and $1.7 million or $0.07 per share for Q4 2009.

•	Net income for Q1 2010 was $0.8 million or $0.03 per share versus $1.0 million or $0.05 for Q1 2009, and $0.3 million or $0.01 per fully diluted share for Q4 2009.

Financial Results

Revenue for Q1 2010 was $8.8 million, versus $8.1 million for Q1 2009, an increase of 8% from the same quarter in 2009.  Revenue for the quarter was down sequentially due to seasonality resulting in reduced orders from retailers and lower website sales.

Gross profit for Q1 2010 was $4.9 million, or 56% of sales, compared to $5.2 million, or 64% of sales for Q1 2009, and $6.1 million or 54% of sales for Q4 2009.

Net income for Q1 2010 was $0.8 million or $0.03 per share as compared to net income of $1.0 million or $0.05 per share for Q1 2009, and $0.3 million or $0.01 per share for Q4 2009.

“Although we saw an increase in revenue for Q1 year over year, our rapid growth in the past as a very young company masked any seasonality in the first quarter reporting period.  As our business model matures, we will see typical weakness in the first quarter due to reduced retail activity versus the fourth quarter, and lower website traffic.” said Robert G. Pedersen II, President and CEO of ZAGG.  “While we did announce a new major retail relationship late in the quarter, the rollout occurred in Q2.  The absence of a major product release from the mobile device manufacturers also worked to compound the effect of seasonality in the first quarter.  We remain confident that we are on track to meet the guidance for the year which we gave in the Q4 and year end 2009 conference call.”

Business highlights

During the first quarter, ZAGG announced a new distribution agreement with Best Buy Canada, and Future Shop, Canada’s largest retailer and e-tailer of consumer electronics, to expand its distribution in Canada.  Also during the quarter two new forms of personal electronics protection, ZAGG LEATHERSKINS™ and invisibleSHIELD Dry™ were introduced at the International CTIA WIRELESS show in Las Vegas, Nevada.  LEATHERSKINS™ began shipping in early May, and invisibleSHIELD Dry™ will be available later in 2010.

Adjusted EBITDA

ZAGG considers earnings before other income or expense; income tax provision or benefit; impairment losses; depreciation and amortization; and share-based compensation expense related to stock and stock options (“Adjusted EBITDA”) to be important financial indicators of the Company’s operational strength and the performance of its business.  These results should be considered in addition to results prepared in accordance with generally accepted accounting principles (“GAAP”), but should not be considered as a substitute for, or superior to, GAAP results.

A reconciliation of the differences between Adjusted EBITDA and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Operations included below.

The difference between Adjusted EBITDA per share, a non-GAAP measure, and GAAP EPS, is interest, income tax provision or benefit, depreciation and amortization, impairment losses, share-based compensation and other non-cash charges.

Adjusted EBITDA for Q1 2010 was $1.7 million or $0.07 per share versus $1.8 million or $0.09 per share in the Q1 2009, and $1.7 million or $0.07 per share in Q4 2009.

Conference Call

A conference call will be held today at 5:00 p.m. Eastern Time to review these results. may access via the Internet at the event website and on the Company website at: www.ZAGG.com. The call will be available for replay for 30 days by dialing 1-877-660-6853 and entering account number 286 and call ID number 350415. A podcast of the event will also be available online or via Investor Calendar’s RSS feed.

For more information about ZAGG, please visit www.ZAGG.com,

Non-GAAP Financial Disclosure:
Investors are cautioned that the Adjusted EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation and amortization, impairment losses and stock-based compensation, and adjusted net income, or net income excluding amortization of intangible assets and share-based compensation expense related to stock and stock options, information contained in this press release are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Statement:
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may", "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in filings made by the company with the Securities and Exchange Commission.

About ZAGG, Inc.:
ZAGG is dedicated to protecting and enhancing the mobile experience. ZAGG designs, manufactures, and distributes protective clear coverings and accessories for consumer electronic and hand-held devices, worldwide under the brand names invisibleSHIELD(TM) and ZAGGaudio(TM). ZAGG has also introduced appSpace, a powerful recommendation engine for the fast-growing mobile app market, combined with the networking power of social media. The invisibleSHIELD is a protective, high-tech patented film covering, designed for iPods, laptops, cell phones, digital cameras, PDAs, watch faces, GPS systems, gaming devices, and other items. The patent-pending invisibleSHIELD application of clear protective film covering a device is the first scratch protection solution of its kind on the market, and has sold millions of units. Currently, ZAGG offers over 4,000 precision pre-cut designs with a lifetime replacement warranty through ZAGG.com, major retailers like Best Buy, Radio Shack, and Cricket, resellers, college bookstores, Mac stores, mall kiosks, and other online retailers. The company continues to increase its product lines to offer additional electronic accessories and services to its tech-savvy customer base, including upcoming technologies like ZAGGbox(TM), introduced at CES 2010, and HzO(TM), a breakthrough gadget waterproofing technology. For more product or investor information please visit the company's web site at www.ZAGG.com.

Media:
ZAGG Inc.
Nathan Nelson, 801-263-0699 ext. 107
nnelson@zagg.com

Investor Relations:
Genesis Select Corp.
Kim Rogers-Carrete, 303-415-0200
krogersc@genesisselect.com